QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

To the Board of Directors
 Digital Angel Corporation

        We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated December 21, 2001 relating to the consolidated financial statements of Medical Advisory Systems, Inc. for the years ended October 31, 2001 and 2000.

        We also consent to the reference as Experts in the Prospectus and in the Registration Statement.

                      BDO Seidman, LLP

Washington, D.C.
October 31, 2002

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS